As filed with the Securities and Exchange Commission on December 3, 2010

Reg. No. 333-124915

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Post-Effective Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PROSPECT MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0564370
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10780 Santa Monica Blvd., Suite 400

Los Angeles, California 90025

(310) 943-4500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ellen J. Shin
General Counsel
Prospect Medical Holdings, Inc.
10780 Santa Monica Boulevard, Suite 400
Los Angeles, California 90025
(310) 943-4500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Dale E. Short, Esq.

TroyGould PC

1801 Century Park East
Suite 1600
Los Angeles, California 90067

Fax: (310) 201-4746

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) is filed by Prospect Medical Holdings, Inc. (the “Company”) and amends the registration statement (Reg. No. 333-124915) (the “Registration Statement”) filed with the Securities and Exchange Commission on May 13, 2005, as amended on July 21, 2005, registering the offer and sale of shares of the common stock, par value $.01 per share, of the Company.

The offering of shares of common stock pursuant to the Registration Statement has been completed or terminated.  Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the shares of common stock being registered which remain unsold, the Company hereby removes from registration the shares of common stock covered by the Registration Statement which remain unsold.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 2, 2010.

PROSPECT MEDICAL HOLDINGS, INC.

By:	/s/ SAMUEL S. LEE
Samuel S. Lee Chairman of the Board and Chief Executive Officer

Note: No other person is required to sign this Post-Effective Amendment No. 1 in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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